Exhibit 99.1

For Immediate Release

CONTACT:

Investors/Media:	Investors:

Blaine Davis	Jonathan Neely

(484) 216-7158	(484) 216-6645

Media:

Brian O’Donnell

(484) 216-6726

Endo Announces Shareholder Approval of its Acquisition of Paladin Labs

MALVERN, PA– (February 26, 2014) — Endo Health Solutions Inc. (NASDAQ: ENDP) (“Endo”) today announced that, at the shareholder meeting held today, proposals related to Endo’s proposed acquisition of Paladin Labs Inc. (TSX: PLB) (“Paladin”) were approved by Endo’s shareholders.

As previously announced, on November 5, 2013, Endo and Paladin entered into an arrangement agreement pursuant to which each of Endo and Paladin will be acquired by a new Irish holding company, Endo International plc (“New Endo”). Under the terms of the arrangement agreement (a) New Endo will acquire Paladin pursuant to a plan of arrangement under Canadian law and (b) a newly formed subsidiary of New Endo will merge with and into Endo, with Endo as the surviving corporation in the merger and an indirect wholly owned subsidiary of New Endo.

Endo’s shareholder approval satisfies certain conditions to the closing of the proposed transaction. The proposed transaction remains subject to certain conditions and approvals, including approval of the Superior Court of Quebec, listing of New Endo shares and customary closing conditions, and is expected to occur promptly following satisfaction of all conditions.

About Endo:

Endo Health Solutions Inc. is a U.S.-based specialty healthcare company with business segments that are focused on branded pharmaceuticals, generics, and medical devices which deliver quality products to its customers intended to improve the lives of patients. Through its operating companies - Endo Pharmaceuticals, Qualitest, and AMS - Endo is dedicated to delivering value to our stakeholders: customers, patients, and shareholders. Learn more at www.endo.com.

About Paladin Labs:

Paladin Labs Inc., headquartered in Montreal, Canada, is a specialty pharmaceutical company focused on acquiring or in-licensing innovative pharmaceutical products for the Canadian and world markets. With this strategy, a focused national sales team and proven marketing expertise, Paladin Labs has evolved into one of Canada’s leading specialty pharmaceutical companies. Paladin Lab’s shares trade on the Toronto Stock Exchange under the symbol “PLB.” For more information about Paladin Labs please visit www.paladin-labs.com.

No Offer or Solicitation

This communication is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote or approval in any jurisdiction pursuant to the acquisition or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act.

Additional Information

New Endo has filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 that includes the Proxy Statement/Prospectus of New Endo. Endo and Paladin mailed their respective shareholders the Proxy Statement/Prospectus and Circular, respectively, in connection with the transactions. INVESTORS AND SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ENDO, PALADIN, THE TRANSACTIONS AND RELATED MATTERS. Investors and security holders may obtain free copies of the Proxy Statement/Prospectus and other documents filed with the SEC by Endo through the website maintained by the SEC at www.sec.gov. Investors and security holders may obtain free copies of the Circular and other documents filed by Paladin on the System for Electronic Document Analysis Retrieval (“SEDAR”) website maintained by the Canadian Securities Administrators at http://www.sedar.com. In addition, investors and shareholders may obtain free copies of the Proxy Statement/Prospectus and other documents filed by New Endo and Endo with the SEC by contacting Endo’s Corporate Secretary or by calling 484-216-0000, and will be able to obtain free copies of the Circular and other documents filed by Paladin on the SEDAR website by contacting Samira Sakhia or by calling 514-669-5367.

Safe Harbor Statement

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements including words such as “believes,” “expects,” “anticipates,” “intends,” “estimates,” “plan,” “will,” “may,” “look forward,” “intend,” “guidance,” “future” or similar expressions are forward-looking statements. These forward-looking statements may include, without limitation, statements regarding the completion of the proposed transaction and other statements that are not historical facts. Although Endo and Paladin each believe its forward-looking statements are reasonable, they are subject to important risks and uncertainties. Those include, without limitation, the failure to receive, on a timely basis or otherwise, the required approvals by Endo and Paladin shareholders, the Superior Court of Québec and applicable government and regulatory authorities, the terms of those approvals, the risk that a condition to closing contemplated by the arrangement agreement may not be satisfied or waived, the inability to realize expected synergies or cost savings or difficulties related to the integration of Endo and Paladin operations, the ability of the combined company to retain and hire key personnel and maintain relationships with customers, suppliers or other business partners, or other adverse events, changes in applicable laws or regulations, competition from other pharmaceutical companies, and other risks disclosed in Endo and Paladin’s public filings, any or all of which could cause actual results to differ materially from future results expressed, projected or implied by the forward-looking statements. The forward-looking statements in this communication are qualified by these risk factors. As a result of these risks and uncertainties, the proposed transaction could be modified, restructured or not be completed, and actual results and events may differ materially from the results and events contemplated in these forward-looking statements and from historical results. Neither Endo nor Paladin assumes any obligation to publicly update any forward-looking statements, except as may be required under applicable securities laws, or to comment on expectations of, or statements made by the other party or third parties in respect of the proposed transaction. These forward-looking statements are not guarantees of future performance, given that they involve risks and uncertainties. Investors should not assume that any lack of update to previously issued forward-looking statement constitutes a reaffirmation of that statement. Continued reliance on forward-looking statements is at investors’ own risk.

For more information regarding these and other risks and uncertainties that Endo may face, see the section entitled “Risk Factors” in Endo’s Form 10-K, Form 10-Q and Form 8-K filings with the SEC and as otherwise enumerated herein or therein.

For more information regarding these and other risks and uncertainties that Paladin may face, see the section entitled “Risks Related to Paladin’s Business” in Paladin’s Information Form for the year ended December 31, 2012 and the sections in Paladin Management’s Discussion and analysis entitled “Concentration of Credit Risk and Major Customers,” “Liquidity Risk,” “Foreign Exchange Risk,” “Interest Rate Risk,” and “Equity Price Risk” contained in Paladin’s Annual Report for the year ended December 31, 2012 filed on the SEDAR website.

###